                                                                  Exhibit 99.5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Cygnus Solutions

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Cygnus Solutions and its subsidiaries at June 30, 1999 and 1998 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.

San Jose, California
September 23, 1999

                                CYGNUS SOLUTIONS

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   JUNE 30,
                                                              -------------------    SEPTEMBER 30,
                                                                1998       1999          1999
                                                              --------   --------   ---------------
                                                                                      (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 3,701    $ 11,977      $ 10,155
  Accounts receivable, net of allowance for doubtful
    accounts of $94 and $193 at June 30, 1998 and 1999,
    respectively and of $233 at September 30, 1999..........    4,584       3,890         5,002
  Unbilled receivables......................................      585         755            --
  Prepaid and other current assets..........................      660         924           885
                                                              -------    --------      --------
    Total current assets....................................    9,530      17,546        16,042
Property and equipment, net.................................    2,788       2,568         2,393
Intangibles, net of accumulated amortization of $162 and
  $270 at June 30, 1998 and 1999, and $297 at
  September 30, 1999, respectively..........................      162          54            27
                                                              -------    --------      --------
    Total assets............................................  $12,480    $ 20,168      $ 18,462
                                                              =======    ========      ========

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   492    $    587      $    943
  Accrued compensation......................................    1,445       1,613         3,426
  Other accrued liabilities.................................      892       1,254            --
  Deferred revenue..........................................    7,614       6,522         5,430
  Notes payable, current....................................       --         500           506
  Current portion of capital lease obligations..............       28          31            31
                                                              -------    --------      --------
    Total current liabilities...............................   10,471      10,507        10,336
Notes payable...............................................       --         792           667
Capital lease obligations, less current portion.............       87          56            48
                                                              -------    --------      --------
    Total liabilities.......................................   10,558      11,355        11,051

Commitments (Note 5)

Series B mandatorily redeemable convertible preferred stock;
  $0.001 par value
  Authorized: 1,042,000 shares
  Issued and outstanding: 1,042,000 shares at June 30, 1998,
    June 30, 1999 and September 30, 1999....................    6,252       6,252         6,252
  (Liquidation value: $18,756)
Shareholders' equity (deficit):
Series A convertible preferred stock; $0.001 par value
  Authorized: 4,959,172 shares
  Issued and outstanding: 3,828,290 shares at June 30, 1998,
    4,018,005 shares at June 30, 1999 and September 30,
    1999....................................................      835         989           989
  (Liquidation value: $19,648)
Series C convertible preferred stock; $0.001 par value
  Authorized: 1,000,000 shares
  Issued and outstanding: no shares at June 30, 1998,
    784,570 shares at June 30, 1999 and September 30,
    1999....................................................       --      11,734        11,734
  (Liquidation value: $11,769)
Common stock; $0.001 par value
  Authorized: 40,000,000 shares
  Issued and outstanding: 868 shares at June 30, 1998,
    878,003 shares at June 30, 1999 and 878,850 shares at
    September 30, 1999......................................      108       5,000         5,809
Shareholder notes receivable................................     (114)     (2,952)       (2,851)
Unearned stock-based compensation...........................       --        (981)       (1,556)
Accumulated deficit.........................................   (5,159)    (11,229)      (12,966)
                                                              -------    --------      --------
    Total shareholders' equity (deficit)....................   (4,330)      2,561         1,159
                                                              -------    --------      --------
    Total liabilities, mandatorily redeemable convertible
     preferred stock and shareholders'
      equity (deficit)......................................  $12,480    $ 20,168      $ 18,462
                                                              =======    ========      ========

   The accompanying notes are an integral part of these financial statements.

                                CYGNUS SOLUTIONS

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                               YEARS ENDED                  THREE MONTHS ENDED
                                                JUNE 30,                       SEPTEMBER 30,
                                         -----------------------       -----------------------------
                                           1998           1999            1998              1999
                                         --------       --------       -----------       -----------
                                                                       (UNAUDITED)       (UNAUDITED)
Revenues...............................  $19,761        $21,773          $ 5,054           $ 6,263
Cost of revenues.......................    7,547          8,505            1,946             3,104
                                         -------        -------          -------           -------
    Gross profit.......................   12,214         13,268            3,108             3,159
Operating expenses:
  Sales and marketing..................    8,319          8,108            1,584             2,760
  General and administrative...........    3,925          3,487            1,777               998
  Research and development.............    4,243          6,651              754               889
  Stock-based compensation.............       --            476               --               186
                                         -------        -------          -------           -------
    Operating expenses.................   16,487         18,722            4,115             4,833
                                         -------        -------          -------           -------
    Operating loss.....................   (4,273)        (5,454)          (1,007)           (1,674)
                                         -------        -------          -------           -------

Interest and other income..............      438            405               51               185
Interest expense.......................     (198)          (453)             (54)             (108)
                                         -------        -------          -------           -------
    Loss before provision for income
      taxes............................   (4,033)        (5,502)          (1,010)           (1,597)
Provision for (benefit from) income
  taxes................................      325            568              142               140
                                         -------        -------          -------           -------
    Net loss...........................  $(4,358)       $(6,070)         $(1,152)          $(1,737)
                                         =======        =======          =======           =======

   The accompanying notes are an integral part of these financial statements.

                                CYGNUS SOLUTIONS

            CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                       YEARS ENDED JUNE 30, 1998 AND 1999

                                          PREFERRED STOCK          COMMON STOCK       SHAREHOLDER       UNEARNED
                                       ---------------------   --------------------      NOTES        STOCK-BASED      ACCUMULATED
                                         SHARES      AMOUNT     SHARES      AMOUNT     RECEIVABLE     COMPENSATION       DEFICIT
(IN THOUSANDS, EXCEPT SHARE DATA)      ----------   --------   ---------   --------   ------------   --------------   -------------
Balances, June 30, 1997..............   3,731,290   $    339         --     $   --      $  (201)        $     --        $   (801)
  Issuance of common stock from
    options..........................          --         --        868          2           --               --              --
  Issuance of Series A preferred
    stock from options...............     218,000        121         --         --           (1)              --              --
  Repurchase of restricted stock.....    (121,000)       (60)        --         --          102               --              --
  Other shareholder receivable.......          --         --         --         --          (14)              --              --
  Compensation expense related to
    options..........................          --        435         --        106           --               --              --
  Net loss...........................          --         --         --         --           --               --          (4,358)
                                       ----------   --------   --------     ------      -------         --------        --------
Balances, June 30, 1998..............   3,828,290        835        868        108         (114)              --          (5,159)
  Issuance of common stock from
    options..........................          --         --    760,135      3,195       (2,744)              --              --
  Issuance of Series A preferred
    stock from options...............     311,403        183         --         --           --               --              --
  Issuance of Series C preferred
    stock, net.......................     784,570     11,734         --         --           --               --              --
  Repurchase of restricted stock.....      (4,688)        (1)        --         --            1               --              --
  Conversion and repurchase of
    convertible preferred stock to
    restricted Common Stock..........    (117,000)       (28)   117,000         28           --               --              --
  Repayment of shareholder
    receivable.......................          --         --         --         --            5               --              --
  Issuance of other shareholder
    receivable.......................          --         --         --         --         (100)              --              --
  Common stock options granted to
    service providers................          --         --         --        212           --               --              --
  Unearned stock-based compensation..          --         --         --      1,457           --           (1,457)             --
  Amortization of unearned stock-
    based compensation...............          --         --         --         --           --              476              --
  Net loss...........................          --         --         --         --           --               --          (6,070)
                                       ----------   --------   --------     ------      -------         --------        --------
Balances, June 30, 1999..............   4,802,575     12,723    878,003      5,000       (2,952)            (981)        (11,229)
  Issuance of common stock from
    options..........................          --         --        847         48           --               --              --
  Repayment of shareholder note
    receivable.......................          --         --         --         --          101               --              --
  Unearned stock-based compensation..          --         --         --        761           --             (761)             --
  Amortization of unearned stock-
    based compensation...............          --         --         --         --           --              186              --
  Net loss...........................          --         --         --         --           --               --          (1,737)
                                       ----------   --------   --------     ------      -------         --------        --------
Balances, September 30, 1999.........   4,802,575   $ 12,723    878,850     $5,809      $(2,851)        $ (1,556)       $(12,966)
  (unaudited)                          ==========   ========   ========     ======      =======         ========        ========



                                        TOTAL
(IN THOUSANDS, EXCEPT SHARE DATA)      --------
Balances, June 30, 1997..............  $  (663)
  Issuance of common stock from
    options..........................        2
  Issuance of Series A preferred
    stock from options...............      120
  Repurchase of restricted stock.....       42
  Other shareholder receivable.......      (14)
  Compensation expense related to
    options..........................      541
  Net loss...........................   (4,358)
                                       -------
Balances, June 30, 1998..............   (4,330)
  Issuance of common stock from
    options..........................      451
  Issuance of Series A preferred
    stock from options...............      183
  Issuance of Series C preferred
    stock, net.......................   11,734
  Repurchase of restricted stock.....       --
  Conversion of convertible preferred
    stock to Common Stock............       --
  Repayment of shareholder
    receivable.......................        5
  Issuance of other shareholder
    receivable.......................     (100)
  Common stock options granted to
    service providers................      212
  Unearned stock-based compensation..       --
  Amortization of unearned stock-
    based compensation...............      476
  Net loss...........................   (6,070)
                                       -------
Balances, June 30, 1999..............    2,561
  Issuance of common stock from
    options..........................       48
  Repayment of shareholder note
    receivable.......................      101
  Unearned stock-based compensation..       --
  Amortization of unearned stock-
    based compensation...............      186
  Net loss...........................   (1,737)
                                       -------
Balances, September 30, 1999.........  $ 1,159
  (unaudited)                           =======


   The accompanying notes are an integral part of these financial statements.

                                CYGNUS SOLUTIONS
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       THREE MONTHS
                                                                  YEAR ENDED               ENDED
                                                                   JUNE 30,            SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1998       1999       1998       1999
                                                              --------   --------   --------   --------
                                                                                         (unaudited)

Cash flows from operating activities:
Net loss....................................................  $(4,358)   $(6,070)    (1,152)     (1,737)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................    1,163      1,482        335         233
  Provision for doubtful accounts...........................     (113)        99         (1)         30
  Loss on disposal of property and equipment................       28         33         --          --
  Stock-based compensation expense..........................       --        476         --         186
  Stock-based compensation for services rendered............      541        212         --          --
  Changes in assets and liabilities:
    Accounts receivable and unbilled receivables............     (604)       425      2,666        (302)
    Prepaid and other current assets........................      (51)      (264)      (160)        (45)
    Accounts payable........................................      193         95        (86)        355
    Accrued liabilities.....................................     (834)       530      1,480         212
    Deferred revenue........................................    1,667     (1,092)    (2,863)       (744)
                                                              -------    -------    -------    --------
      Net cash (used in) provided by operating activities...   (2,368)    (4,074)       219      (1,812)
                                                              -------    -------    -------    --------
Cash flows from investing activities:
  Acquisition of property and equipment.....................   (2,098)    (1,187)      (324)        (32)
  Purchases of short-term investments.......................   (4,735)        --         --          --
  Sales and maturities of short-term investments............    7,921         --         --          --
                                                              -------    -------    -------    --------
      Net cash (used in) provided by investing activities...    1,088     (1,187)      (324)        (32)
                                                              -------    -------    -------    --------
Cash flows from financing activities:
  Proceeds from issuance of notes payable...................       --      1,500      1,500          --
  Principal payments on notes payable.......................       --       (208)        (2)       (120)
  Principal payments on capital lease obligations...........      (23)       (28)        (8)         (7)
  Proceeds from issuance of common stock, net of repurchases
    and interest on shareholder note receivable.............        2        351         19          48
  Proceeds from issuance of Series A preferred stock, net of
    repurchases.............................................      148        183         82          --
  Proceeds from issuance of Series C preferred stock, net of
    issuance costs..........................................       --     11,734         --          --
  Proceeds from repayment of shareholder note receivable....       --          5          1         101
                                                              -------    -------    -------    --------
      Net cash provided by financing activities.............      127     13,537      1,592          22
                                                              -------    -------    -------    --------
Net increase (decrease) in cash and cash equivalents........   (1,153)     8,276      1,487      (1,822)
Cash and cash equivalents at beginning of period............    4,854      3,701      3,701      11,977
                                                              -------    -------    -------    --------
Cash and cash equivalents at end of period..................  $ 3,701    $11,977    $ 5,188    $ 10,155
                                                              =======    =======    =======    ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
  Interest..................................................  $    10    $   128    $     8    $     29
  Income taxes..............................................  $     2    $     1    $     3    $      1
Supplemental disclosure of noncash investing and financing
  activity:
  Issuance of shareholder note receivable for restricted
    stock, net of retirements for repurchases...............  $    15    $ 2,744         --          --
  Property and equipment acquired under capital leases......  $    21    $    --         --          --
  Cancellation of shareholder note receivable for restricted
    stock, net of retirements for repurchases...............  $    12    $     1         --          --
  Unearned stock based compensation related to stock option
    grants..................................................  $    --    $ 1,457         --    $    761
  Issuance of options for common stock for services.........  $   541    $   212         --          --
  Conversion of Series A convertible preferred stock to
    common stock............................................  $    --    $    28         --          --
  Issuance of shareholder note receivable for interest......  $    --    $   100         --          --

   The accompanying notes are an integral part of these financial statements.

                                CYGNUS SOLUTIONS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OF THE COMPANY

    Cygnus Solutions (the "Company"), formerly Cygnus Support, was incorporated in California in 1989. The Company is an open source software technology leader and an innovating force in internet software infrastructure. The Company provides end-to-end software solutions, including leading embedded and desktop software platforms, tools and real-time operating systems, and custom engineering services and support. The Company maintains offices in Sunnyvale, California; Atlanta, Georgia; Cambridge, England; Toronto, Canada; and Tokyo, Japan. Sales are conducted world-wide through the Company's direct sales force. The Company operates in only one business segment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated on consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Investments and deposits with maturities of three months or less at the time of purchase are considered cash equivalents. Cash and cash equivalents consist primarily of money market deposits in major U.S. banks. Cash deposits are also maintained in Japan, Germany, Canada and the United Kingdom.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based upon the useful life of the assets, ranging from three to five years. Disposals of property and equipment are recorded by removing the costs and accumulated depreciation from the accounts. Gains or losses are included in the results of operations.

INTANGIBLES

    Goodwill, which is related to the acquisition of the Company's German subsidiary during fiscal 1997, is stated at cost less accumulated amortization. Amortization is computed on a straight-line basis over the estimated benefit period of three years.

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

    The Company accounts for long-lived assets under Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of", which requires the Company to review for impairment of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts of an asset might not be recoverable. When such an event occurs, the Company estimates the future cash flows expected to result from the use of the assets and its eventual disposition. If the undiscounted expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized. To date, no impairment loss has been recognized.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The financial statements as of September 30, 1999 and for the three month periods ended September 30, 1998 and 1999 are unaudited and reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of the Company's management, necessary for the fair presentation of financial position, results of operations and cash flows. All financial statement disclosures related to the three month periods ended September 30, 1998 and 1999 are also unaudited.

REVENUE RECOGNITION

    In fiscal 1999, the Company adopted the provisions of Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended by SOP 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2", effective February 1, 1998. SOP 97-2 and SOP 98-4 provide guidance on recognizing revenue on software transactions and supersede SOP 91-1, "Software Revenue Recognition". The adoption of SOP 97-2 and SOP 98-4 did not have a significant impact on the Company's revenue recognition practices under SOP 91-1.

    Product revenues consist of licensing fees from software development tools. Service revenues are derived from software compiling, debugging and optimization contracts ("Development Contracts"). In addition, service revenue also includes support contracts which are generally initially sold with the services. The Company's customers consist of end-users, distributors and original equipment manufacturers.

    Product revenues are recognized at the time of shipment or upon the sale by distributors to their customers if no significant vendor obligations remain and if collection of the resulting receivable is considered probable. The Company grants distributors and resellers certain rights of return. Accordingly, provisions for estimated future returns and exchanges are recognized upon product shipment.

    Service revenues are recognized on the percentage-of-completion method for Development Contracts and ratably over the term of the agreement for support contracts, provided that collection of the resulting receivable is probable, the fee is fixed or determinable and vendor-specific objective evidence ("VSOE") exists to allocate the total fee to all delivered and undelivered elements of the contract.

    In December 1998, the American Institute of Certified Public Accountants ("AICPA") released SOP 98-9, "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions". SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

element arrangements by means of the "residual method" when (1) there is VSOE of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirements for VSOE of the fair value of each delivered element) are satisfied. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1998. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The adoption did not materially impact the Company's revenue recognition policies.

ADVERTISING

    The Company expenses the costs of advertising as the expenses are incurred. The production costs of advertising consist primarily of magazine advertisements, agency fees and other direct production costs. Advertising costs were $382,000 and $322,000 during the fiscal years ended June 30, 1998 and 1999, respectively.

RESEARCH AND DEVELOPMENT

    Research and development expenses, which primarily consist of salaries and related benefits, are charged to operations as incurred. Under Statement of Financial Accounting Standards No. 86, "Capitalization of Software Development Costs" ("SFAS No. 86"), software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. To date, the costs incurred during this period have not been significant.

INCOME TAXES

    Income taxes are accounted for under the liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established to the extent that there is uncertainty of realization of net deferred tax assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its notes payable and capital lease obligations approximate fair value.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and trade accounts receivable.

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Cash and cash deposits are invested primarily in deposits with banks in the United States, United Kingdom, Germany, Japan and Canada. Deposits in these banks may exceed the amount of insurance, if any, provided on such deposits. The Company has not experienced any losses on its cash and cash equivalents.

    The Company's customer base is disbursed throughout the United States, Europe and Asia, and consists principally of companies in the networking equipment and computer systems industries. The Company maintains an allowance for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area. One customer individually accounted for 26% of accounts receivable at June 30, 1999 and certain customers accounted for 19%, 18%, and 16% of accounts receivable at June 30, 1998. For the year ended June 30, 1998 certain customers accounted for 18% and 12% of revenues and for the year ended June 30, 1999 one customer accounted for 22% of revenues.

FOREIGN CURRENCY TRANSLATION

    Substantially all of the Company's sales are denominated in U.S. dollars and the U.S. dollar is the functional currency for all foreign operations. Foreign exchange gains and losses, which result from the process of remeasuring foreign currency financial statements into U.S. dollars are included in the statement of operations. The Company recorded net foreign currency translation losses of $67,000 and $124,000 during the years ended June 30, 1998 and 1999, respectively.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

COMPREHENSIVE INCOME (LOSS)

    Effective July 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported as comprehensive income.

RECLASSIFICATIONS

    Certain reclassifications have been made to prior year financial statements to conform to the current year's classifications.

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

    In April 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires the costs of start-up activities and organization costs to be expensed as incurred. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-5 will have a material impact on its financial statements.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes standards of accounting and reporting for derivative instruments and hedging activities.
SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133, as amended, will be effective for fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not currently hold derivative instruments or engage in hedging activities.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (IN THOUSANDS):

                                               YEAR ENDED
                                                JUNE 30,         SEPTEMBER 30,
                                           -------------------   --------------
                                             1998       1999          1999
                                           --------   --------   --------------
                                                                  (UNAUDITED)
Computer equipment.......................  $ 3,459    $ 4,041       $ 4,083
Computer software........................      433        553           565
Furniture and fixtures...................      670        821           799
                                           -------    -------       -------
                                             4,562      5,415         5,447
Less accumulated depreciation and
  amortization...........................   (1,774)    (2,847)       (3,054)
                                           -------    -------       -------
                                           $ 2,788    $ 2,568       $ 2,393
                                           =======    =======       =======

    Depreciation expense was approximately $928,000 and $1,383,000 for the years ended June 30, 1998 and 1999, respectively, and $323,000 and $359,000 for the three months ended September 30, 1998 and 1999, respectively.

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. PROPERTY AND EQUIPMENT (CONTINUED)

    Property and equipment under capital leases included above comprise (IN THOUSANDS):

                                                     JUNE 30,
                                                -------------------    SEPTEMBER 30,
                                                  1998      1999            1999
                                                --------  --------     --------------
                                                                       (UNAUDITED)
Computers and equipment.......................   $144      $144            $144
Less accumulated depreciation and
  amortization................................    (46)      (87)            (95)
                                                 ----      ----            ----
                                                 $ 98      $ 57            $ 49
                                                 ====      ====            ====

4. LINE OF CREDIT

    The Company has a line of credit agreement with a bank which provides the Company the ability to borrow up to $4,000,000. The amount available is adjusted for certain items, including outstanding letters of credit. The line of credit, which is collateralized by the assets of the Company, matures on December 15, 1999 and requires the Company to maintain certain financial covenants. Borrowings under the line of credit bear interest at the bank's prime rate (7.75% at June 30, 1999) plus 0.5%. At June 30, 1999 and September 30, 1999, the
Company had no borrowings under the line of credit.

    Additionally, the Agreement provides for equipment advances of $1,500,000 through January 17, 1999. During the year ended June 30, 1999, the Company obtained an advance of $1,500,000 for capital acquisitions, with interest accruing from the date of the advance at bank's prime rate plus 0.5%. The advance is payable in 36 monthly installments of principal, plus accrued interest, beginning February 17, 1999. At June 30, 1999, the outstanding obligation was $1,292,000. Borrowings on the facility are due as follows (IN THOUSANDS):

Year Ending June 30,
2000........................................................   $  500
2001........................................................      500
2002........................................................      292
                                                               ------
                                                               $1,292
                                                               ======

    During the three months ended September 30, 1999, the Company received no additional equipment advances and made principal payments of $120,000 on the outstanding principal obligations under this facility.

5. COMMITMENTS

    The Company leases its facilities and certain equipment under noncancelable operating leases which require the Company to pay taxes, insurance and maintenance. Rent expense for the three months ended September 30, 1998 and 1999 was $212,000 and $224,000 respectively and for the year ended June 30, 1998 and June 30, 1999, totaled $847,000 and $897,000, respectively. The Company recognizes rent expense on a straight-line basis over the lease period and has recognized a deferred rent liability for rent expenditures paid but not incurred.

                                CYGNUS SOLUTIONS
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. COMMITMENTS (CONTINUED)

    The Company leases certain of its computers and equipment and software under capital leases. The capital leases expire at various dates through 2002. The Company pays interest from 6% to 11% per annum on the leases.

    At June 30, 1999, future minimum lease payments under noncancelable operating and capital leases are as follows (IN THOUSANDS):

                                                         CAPITAL    OPERATING
                                                          LEASES      LEASES
                                                         --------   ----------
Year Ending June 30,
2000...................................................    $ 37       $  824
2001...................................................      36          623
2002...................................................      25          300
2003...................................................      --            5
                                                           ----       ------
Total minimum payments.................................      98       $1,752
                                                                      ======
Less amount representing interest......................     (11)
                                                           ----
                                                             87
Less current portion...................................     (31)
                                                           ----
Long-term portion......................................    $ 56
                                                           ====

6. PREFERRED STOCK

    During fiscal 1999, the Company issued 784,570 shares of Series C Preferred Stock at $15 per share.

    The rights, preference and privileges of Series A, Series B and Series C preferred stock are as follows:

REDEMPTION (SERIES B ONLY)

    The holders of shares of Series B preferred stock could require the Company to redeem, at any time after January 1, 2004 (the "Redemption Date") in two annual installments equal to the then outstanding preferred stock, by paying cash in exchange for the shares of preferred stock to be redeemed at a sum equal to $6 per share plus all declared and unpaid dividends per share. The redemption value equals the carrying value of the preferred stock.

DIVIDENDS

    The holders of Series A, Series B and Series C preferred stock are entitled to noncumulative dividends of $0.37, $0.45 and $1.125, respectively, per share per annum, when and if declared by the Board of Directors. Such a dividend will be declared or paid prior and in preference to any declaration or payment of any dividend on the common stock, other than a common stock dividend payable solely in shares of common stock. No dividends have been declared through June 30, 1999.

                                CYGNUS SOLUTIONS

6. PREFERRED STOCK (CONTINUED)

LIQUIDATION

    A consolidation or merger of the Company with or into any other corporation in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation is deemed a liquidation. The assets and surplus funds of the Company shall be distributed in the following order (all pro rata references assume conversion of the preferred stock into common stock): i) to the holders of Series C preferred at an amount of $15.00 per share, plus any declared but unpaid dividends; ii) to the holders of Series B preferred at an amount of $8.1118 per share plus an amount equal to any declared but unpaid dividends on such shares; iii) to the holders of Series A and Series B preferred stock at an amount of $4.89 per share plus, in the case of Series A preferred stock, an amount equal to any declared but unpaid dividends on such shares; iv) to the holders of Series B preferred stock and common stock pro rata until the holders of Series B preferred stock have received an aggregate of $18 per share; and v) to the holders of Series A and Series B preferred stock and common stock pro rata. If the assets and funds to be distributed at any level are insufficient to permit the payment to the holders of the full amount, as calculated in (i) through (v) above, then the entire assets and funds of the Company legally available for distribution shall be distributed pro rata among the holders designated at such level.

CONVERSION AND REGISTRATION

    The preferred stock is convertible at the option of the holder, according to a conversion ratio, into such number of fully paid and nonassessable shares of common stock calculated using the conversion ratio at the date of conversion. Conversion of Series A and Series B preferred stock is automatic upon the earlier of the closing date of a public offering of the Company's common stock for which the aggregate proceeds equal or exceed $12,500,000 and the per share Series A and B offering price is not less than $15, or upon consent of two-thirds interest of the preferred stockholders. Conversion of Series C preferred stock is automatic upon the earlier of the closing date of a public offering of the Company's common stock for which the aggregate proceeds equal or exceed $15,000,000 and the per share offering price is not less than $30, or upon consent of the holders of at least 80% of the then outstanding Series B and Series C preferred shares, including the holders of at least 75% of the Series C preferred stock holders.

VOTING

    Each share of Series A, B and C preferred stock is entitled to vote on an "as converted" basis along with common shareholders. With respect to the election of members of the Company's Board of Directors, as long as at least 500,000 shares of Series B preferred stock are outstanding, the holders of Series B preferred stock shall have the right to elect two members and the holders of Series A preferred stock and common stock shall have the right to elect one member, voting as separate classes.

7. COMMON STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 40,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period

                                CYGNUS SOLUTIONS

7. COMMON STOCK (CONTINUED)

from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At June 30, 1999, there were 469,882 shares subject to repurchase.

    At June 30, 1999, the Company had reserved shares of common stock for future issuances as follows:

Conversion of Series A convertible preferred stock..........  4,018,005
Conversion of Series B mandatorily redeemable preferred
  stock.....................................................  1,042,000
Conversion of Series C convertible preferred stock..........    784,570
Exercise and conversion of options for Series A convertible
  preferred stock...........................................    249,870
Exercise of common stock options............................  1,469,061
                                                              ---------
                                                              7,563,506
                                                              =========

8. STOCK PLANS

1998 EXECUTIVE STOCK PLAN

    In May 1998, the Company's Board of Directors adopted the 1998 Executive Stock Plan (the 1998 Plan) and 609,882 shares of common stock were reserved for issuance under the 1998 plan. Also in May 1998 the Company granted rights to purchase 609,882 shares of common stock to the Chief Executive Officer of the Company. The exercise price of the shares was $4.50. The Company has the right to repurchase 469,882 shares of common stock at $4.50, which right shall lapse at a rate of 1/48 of the shares at the end of each calendar month following the Chief Executive Officer's commencement of employment with the Company. Subject to other conditions, 140,000 shares are subject to repurchase by the Company at a repurchase price of $4.50. In January 1999, the Company authorized an additional 390,118 shares for issuance under this plan, for a total of 1,000,000 shares.

1997 AND 1995 STOCK PLANS

    In March 1997, the Company's Board of Directors adopted the 1997 Stock Plan. At the time of adoption, all of the remaining shares available under the 1995 Stock Plan were rolled into the 1997 Stock Plan and 610,000 shares of common stock were reserved for issuance under the 1997 Stock Plan. The provisions of the 1997 Stock Plan (the "Plan") provide for incentive stock options to be issued to employees and nonstatutory stock options and stock purchase rights to be issued to employees and consultants.

    The exercise price of incentive stock options and nonstatutory stock options granted under the Plan must be at least 100% and 85%, respectively, of the fair value of the shares on the date of grant as determined by the Company's Board of Directors. Options generally expire ten years from the date of the grant or such shorter term as may be provided in the option agreement. Options granted under the Plan typically vest over a four year period at a rate of 25% after the first year and ratably each month thereafter.

    Stock Purchase Rights provide for issuance of common stock at not less than 85% of the fair market value of the stock. The Plan provides that the Administrator of the Plan shall advise the offeree in writing of the terms, conditions and restrictions related to the offer. Restricted stock

                                CYGNUS SOLUTIONS

8. STOCK PLANS (CONTINUED)

purchases generally vest 25% after the first year and 1/48th each month thereafter. Unvested shares are subject to repurchase upon termination of employment.

    Activity under the Plan is as follows:

                                                                         SERIES A
                                                                      PREFERRED STOCK
                                                             ---------------------------------
                                                                  1995 PLAN          WEIGHTED
                                                             OPTIONS OUTSTANDING     AVERAGE
                                                             --------------------    EXERCISE
                                                  SHARES            NUMBER            PRICE
                                                 AVAILABLE        OF SHARES         PER SHARE
                                                 ---------   --------------------   ----------
Balances, July 1, 1997.........................        --         1,067,214           $0.85
  Options exercised............................        --          (218,245)          $0.55
  Options returned to Plan.....................   168,849          (168,849)          $1.80
  Options transferred from 1995 Plan to 1997
    Plan.......................................  (168,849)               --
                                                 --------         ---------           -----
Balances, June 30, 1998........................        --           680,120           $0.71
  Options exercised............................        --          (311,403)          $0.59
  Options returned to Plan.....................   118,848          (118,848)          $1.01
  Options transferred from 1995 Plan to 1997
    Plan.......................................  (118,848)               --              --
                                                 --------         ---------           -----
Balances, June 30, 1999........................        --           249,869           $0.71
  Options returned to Plan.....................     1,823            (1,823)          $1.58
  Options transferred from 1995 Plan to 1997
    Plan.......................................    (1,823)               --              --
                                                 --------         ---------           -----
Balances, September 30, 1999
  (unaudited)..................................        --           248,046           $0.70
                                                 ========         =========           =====

                                CYGNUS SOLUTIONS

8. STOCK PLANS (CONTINUED)

    Activity under the 1997 and 1998 Stock Plans is as follows:

                                                                                   COMMON STOCK
                                                  -------------------------------------------------------------------------------
                                                  1997 PLAN OPTIONS     WEIGHTED                1998 EXECUTIVE PLAN     WEIGHTED
                                                     OUTSTANDING        AVERAGE                 OPTIONS OUTSTANDING     AVERAGE
                                                  ------------------    EXERCISE                --------------------    EXERCISE
                                       SHARES           NUMBER           PRICE       SHARES            NUMBER            PRICE
                                     AVAILABLE        OF SHARES        PER SHARE    AVAILABLE        OF SHARES         PER SHARE
                                     ----------   ------------------   ----------   ---------   --------------------   ----------
Balances, July 1, 1997.............     584,689         184,090          $ 1.55           --                --              --
  Additional shares authorized.....     770,118                                      609,882                --              --
  Options granted..................  (1,231,820)      1,231,820          $ 2.97     (609,882)          609,882           $4.50
  Options exercised................          --            (868)         $ 2.35           --                --              --
  Options returned to plan.........     318,399        (318,399)         $ 1.89           --                --              --
  Options transferred to 1997 Plan
    from 1995 Plan.................     168,849              --                           --                --              --
                                     ----------       ---------                     --------          --------
Balances, June 30, 1998............     610,235       1,096,643          $ 3.05           --           609,882           $4.50
  Options transferred to 1998 Plan
    from 1997 Plan.................    (390,118)             --              --      390,118                --              --
  Options granted..................    (553,833)        553,833          $ 5.06     (425,000)          425,000           $4.85
  Options exercised................          --        (112,753)         $ 2.50           --          (647,382)          $4.50
  Options returned to plan.........     421,162        (421,162)         $ 3.43       35,000           (35,000)          $4.50
  Options transferred to 1997 Plan
    from 1995 Plan.................     118,848              --                           --                --              --
                                     ----------       ---------                                       --------           -----
Balances, June 30, 1999............     206,294       1,116,561          $ 3.95          118           352,500           $4.93
                                     ----------       ---------                     --------          --------           -----
  Options granted..................    (108,500)        108,500          $13.74           --                --              --
  Options exercised................          --            (847)         $56.67           --                --              --
  Options returned to plan.........      22,335         (22,335)         $ 3.93           --                --              --
  Options transferred to 1997 Plan
    from 1995 Plan.................       1,823              --              --           --                --              --
                                     ----------       ---------                     --------          --------           -----
Balances, September 30, 1999
  (unaudited)......................     121,952       1,201,879          $ 4.80          118           352,500           $4.93
                                     ==========       =========          ======     ========          ========           =====

                                CYGNUS SOLUTIONS

8. STOCK PLANS (CONTINUED)

    At June 30, 1998 and 1999, vested options to purchase 512,488 shares and 562,876 shares, respectively, of stock were unexercised.

    The following summarizes information about fixed stock options outstanding at June 30, 1999:

                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
---------------------------------------------------------------   ------------------------
                           NUMBER        WEIGHTED                    NUMBER
                        OUTSTANDING      AVERAGE      WEIGHTED    OUTSTANDING    WEIGHTED
      RANGE OF               AT         REMAINING      AVERAGE         AT         AVERAGE
      EXERCISE            JUNE 30,     CONTRACTUAL    EXERCISE      JUNE 30,     EXERCISE
       PRICES               1999       LIFE (YEARS)     PRICE         1999         PRICE
---------------------   ------------   ------------   ---------   ------------   ---------
     $0.24                 129,709         5.94         $0.24       123,195        $0.24
     $1.00                  52,701         7.00         $1.00        45,888        $1.00
  $1.50-$2.00              291,351         7.84         $1.70       198,512        $1.67
  $2.75-$3.25              193,175         8.39         $2.94        77,151        $2.92
     $4.50                 885,494         9.40         $4.50       118,130        $4.50
     $6.50                  41,500         9.79         $6.50            --        $6.50
     $7.50                 125,000         9.97         $7.50            --        $7.50
                         ---------         ----         -----       -------        -----
                         1,718,930         8.75         $3.70       562,876        $2.07
                         =========         ====         =====       =======        =====

    The weighted average fair value of those options granted in 1998 and 1999 was $0.43 and $2.25, respectively.

    The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

                                        1998         1999
                                     ----------   ----------

Risk-free interest rate............  5.47-5.83%   4.23-5.66%
Expected life......................  2.75 years   2.75 years
Dividend yield.....................          --           --

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". Had compensation cost for the Stock Plans been determined based on the fair value at the grant date for awards in 1998

                                CYGNUS SOLUTIONS

8. STOCK PLANS (CONTINUED)

and 1999, consistent with the provisions of SFAS No. 123, the Company's net loss for the years ended June 30, 1998 and 1999 would have increased as follows (AMOUNTS IN THOUSANDS):

                                               YEAR ENDED
                                                JUNE 30,
                                           -------------------
                                             1998       1999
                                           --------   --------
Net loss--as reported....................  $(4,358)   $(6,070)
Net loss--pro forma......................  $(4,470)   $(7,035)

OPTION AGREEMENTS

    In October 1999, the Company granted 3,333 options to consultants in return for recruiting consulting services and recorded an expense of $13,500 (unaudited).

    In March 1998, the Company recorded an expense of $541,000 as a result of changes in the terms of options granted to an employee.

STOCK-BASED COMPENSATION

    In connection with certain stock grants to employees during the year ended June 30, 1999 and the three months ended September 30, 1999, the Company recorded unearned stock-based compensation totaling $1,457,000 and $761,250, respectively which is being amortized over the four year vesting period of the related options. Amortization of this stock-based compensation recognized during the three months ended September 30, 1999 and the year ended June 30, 1999 totaled $186,000 and $476,000 respectively.

RESTRICTED STOCK

    The Company has the right under its stock option plans, to repurchase unvested shares of restricted stock from employees which terminate employment prior to the date at which such shares of restricted stock vest. The Company repurchased 121,000 and 117,000 shares of restricted stock during the years ended June 30, 1998 and 1999.

9. SHAREHOLDER NOTES RECEIVABLE

    The Company has issued notes to certain Executive Officers in order for them to purchase shares of the Company's common stock. The notes' principal is collateralized by the shares of common stock and is due on the earlier of the sale of the restricted stock, ten years from the date of issue or termination. Under the terms of the notes, interest accrues at rates ranging from 5.46% and 6.72% per annum and is payable at least annually. The notes' interest is collateralized by the shares of common stock and other assets of the Executive Officers.

                                CYGNUS SOLUTIONS

10. INCOME TAXES

                                   YEAR ENDED         THREE MONTHS     THREE MONTHS
                                    JUNE 30,             ENDED            ENDED
                               -------------------   SEPTEMBER 30,    SEPTEMBER 30,
                                 1998       1999          1998             1999
                               --------   --------   --------------   --------------
                                                      (UNAUDITED)      (UNAUDITED)
Current:
  Federal....................    $ --       $ --          $ --             $ --
  State......................       3          5             1               --
  Foreign....................     322        563           141              140
                                 ----       ----          ----             ----
                                  325        568           142              140
                                 ----       ----          ----             ----
Deferred:
  Federal....................      --         --            --               --
  State......................      --         --            --               --
                                 ----       ----          ----             ----
                                   --         --            --               --
                                 ----       ----          ----             ----
                                 $325       $568          $142             $140
                                 ====       ====          ====             ====

    The provision for income taxes primarily relates to foreign withholding taxes on foreign revenues earned by the Company. These withholding taxes paid may be creditable against U.S. federal income taxes in future periods.

    The federal and state tax effects of temporary differences as of June 30, 1998, and 1999 and the three months ended September 30, 1999, that give rise to significant portions of the deferred tax assets, are presented below (IN THOUSANDS):

                                         YEAR ENDED
                                          JUNE 30,          THREE MONTHS ENDED
                                     -------------------       SEPTEMBER 30,
                                       1998       1999             1999
                                     --------   --------   ---------------------
Deferred tax assets:
  Compensation related accruals....  $    78    $   181           $   472
  Other accrued liabilities and
    reserves.......................      642        470               426
  Property and equipment,
    principally due to differences
    in depreciation................       --        149               148
  Intangible assets................      646        638               636
  Research and development tax
    credits........................      486        809               809
  Foreign tax credits..............      323        886               886
  Net operating losses.............      864      2,907             3,442
                                     -------    -------           -------
    Total deferred tax assets......    3,039      6,040             6,819
Valuation allowance................   (2,801)    (6,040)           (6,819)
                                     -------    -------           -------
Net deferred tax assets............      238         --                --
                                     -------    -------           -------
Deferred tax liabilities:
  Property and equipment,
    principally due to differences
    in depreciation................     (238)        --                --
                                     -------    -------           -------
                                     $    --    $    --           $    --
                                     =======    =======           =======

                                CYGNUS SOLUTIONS

10. INCOME TAXES (CONTINUED)

    The Company has established a valuation allowance against its deferred tax assets due to uncertainty surrounding the realization of such assets. Management evaluates annually the recoverability of the net deferred tax assets and the level of valuation allowance.

    At June 30, 1999, the Company has federal and state net operating loss carryforwards ("NOLs") of approximately $7,484,083 and $5,976,820, respectively. These NOLs expire in the years through 2019. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

    At June 30, 1999, the Company had paid $407,934 of foreign withholding taxes which are recoverable against future taxable income in Japan. As these amounts are unlikely to be recovered, they have been recorded as income tax expense.

    As of September 30, 1999, the Company has federal and state net operating loss carryforwards ("NOLs") of approximately $8,941,000 and $6,700,000, respectively. These NOLs expire in varying amounts beginning in 2011 and 2001 for federal and state income tax purposes, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

    The Company has not provided taxes on undistributed earnings of foreign subsidiaries because the Company assumes that the foreign subsidiaries will reinvest the undistributed earnings indefinitely.

    The Company's effective tax rate differs from the U.S. federal statutory income tax rate as follows:

                                                                   YEAR ENDED
                                                                    JUNE 30,
                                                             -----------------------
                                                               1998           1999
                                                             --------       --------
Income tax (benefit) provision at statutory rate...........   (34.0)%        (34.0)%
State income taxes.........................................      --            0.1
Foreign taxes..............................................      --           10.4
Change in valuation allowance..............................    48.3             --
NOL not benefitted.........................................      --           34.0
Other......................................................    (6.2)          (0.2)
                                                              -----          -----
Effective tax rate.........................................     8.1%          10.3%
                                                              =====          =====

11. RELATED PARTY TRANSACTIONS

    Two investors who participated in the Company's Series C preferred stock offerings are also customers of the Company. For the years ended June 30, 1998 and 1999, the Company had the

                                CYGNUS SOLUTIONS

11. RELATED PARTY TRANSACTIONS (CONTINUED)

following accounts receivable and deferred revenue balances, and earned revenue from these related parties as follows (IN THOUSANDS):

                                                                  CUSTOMER A           CUSTOMER B
                                                              -------------------   ------------------
                                                                  YEAR ENDED          YEAR ENDED
                                                                   JUNE 30,             JUNE 30,
                                                              -------------------   ------------------
                                                                1998       1999      1998        1999
                                                              --------   --------   --------   --------
Accounts receivable.........................................   $  850      $ 90     $    --     $1,045
Deferred revenue............................................   $  934      $310     $    --     $  641
Revenue.....................................................   $1,447      $889     $    --     $1,367

12. EMPLOYEE BENEFIT PLAN

    The Company maintains a 401(k) savings plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company may make discretionary matching contributions as determined by the Board of Directors, which cannot exceed a percentage of the annual aggregate salaries of those employees eligible to participate. No Company contributions have been made to the plan to date.

13. SUBSEQUENT EVENT (UNAUDITED)

    On January 2000, the Company completed a merger with Red Hat, Inc., whereby all of the outstanding shares of common and preferred stock of the Company was exchanged for 10,867,966 shares of Red Hat common stock plus all outstanding options were exchanged for options to purchase Red Hat common stock at the exchange ratio.